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                                                                    EXHIBIT 99.5


                          CERTIFICATE OF AMENDMENT OF

                         ARTICLES OF INCORPORATION OF

                           CAPITOL BANK OF COMMERCE


     GEORGE J. MACKO and PENNY TYLER certify as follows:

     1. That they are the President and Secretary, respectively of Capitol Bank of Commerce.

     2. Article IV of the Articles of Incorporation of said Corporation shall be amended to read as follows:

                                  ARTICLE IV

     That the total number of shares of this Corporation shall be 10,000,000 shares of common stock of $1.5625 par value per share for an aggregate value of $15,625,000; that all of such shares shall be common stock and shall have full voting rights, one vote to each such share, and that from time to time the common stock may be increased, according to law, and may be issued in such amounts and proportions as may be determined by the Board of Directors, and as may be permitted by law.

     The common stock of this Corporation shall be subject to assessment by the Board of Directors upon order of the Superintendent of Banks of the State of California for the purpose of restoring an impairment of contributed capital in the manner and to the extent provided in Division 1 of the Financial Code of the State of California.

     3. The amendment has been approved by the Board of Directors of Capitol Bank of Commerce.

     4. The amendment has been approved by the required vote of the shareholders in accordance with Section 902 and 903 of the California Corporations Code. The Corporation has only one class of shares. Each share is entitled to one vote. The Corporation has 1,789,821 shares outstanding and, hence, the

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total number of shares entitled to vote with respect to the amendment was
1,789,921. The number of shares voting in favor of the amendment executed the vote required, in that the affirmative vote of a majority, that is, more than fifty percent (50%) of the outstanding shares was required for approval of the amendment and the amendment was approved by the affirmative vote of 1,167,554 shares, or slightly more than sixty-five percent (65%) of the outstanding shares.

                                    /s/ George J. Macko
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                                 GEORGE J. MACKO



                                    /s/ Penny Tyler
                                 ------------------------------
                                 PENNY TYLER

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     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of their own knowledge and that this declaration was executed on the 26th day of August, 1983, at Sacramento, California.

                                    /s/ George J. Macko
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                                 GEORGE J. MACKO



                                    /s/ Penny Tyler
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                                 PENNY TYLER

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